Exhibit (d)(a)(8)
Schedule A (effective May 1, 2009)

ANNUAL INVESTMENT ADVISORY FEE
PORTFOLIO	(as a percentage of average daily net assets)
International Value	0.65% of first $4 billion
Mid-Cap Equity	0.63% on excess

Mid-Cap Value	0.70% of first $1 billion
0.65% of next $1 billion
0.60% on excess

International Small-Cap	0.85% of first $1 billion
0.82% of next $1billion
0.79% of next $2 billion
0.77% of excess

Diversified Research	0.70% of first $100 million
0.66% on next $900 million
0.63% on next $3 billion
0.61% on excess

Equity	0.45% of first $4 billion
Multi-Strategy	0.43% on excess
Main Street® Core

American Funds® Asset Allocation	0.75% of first $1 billion
American Funds® Growth-Income	0.72% of next $1billion
American Funds® Growth	0.69% of next $2 billion
Floating Rate Loan	0.67% of excess
Small-Cap Value Small-Cap Equity

Technology	0.90% of first $1 billion
Health Sciences	0.87% of next $1billion
0.84% of next $2 billion
0.82% of excess

Short Duration Bond	0.40% of first $4 billion
Diversified Bond	0.38% on excess
Managed Bond Inflation Managed High Yield Bond

Growth LT	0.55% of first $4 billion
0.53% on excess

Focused 30	0.75% of first $100 million
Large-Cap Growth	0.71% on next $900 million
Comstock	0.68% on next $3 billion
0.66% on excess

Small-Cap Growth	0.60% of first $4 billion
0.58% on excess

International Large-Cap	0.85% of first $100 million
0.77% on next $900 million
0.75% on next $3 billion
0.73% on excess

Equity Index	0.05% of first $4 billion
0.03% on excess

Small-Cap Index	0.30% of first $4 billion
0.28% on excess

Emerging Markets	0.80% of first $4 billion
0.78% on excess

Money Market	0.20% of first $250 million
0.15% of next $250 million
0.10% of next $3.5 billion
0.08% on excess

Large-Cap Value	0.65% of first $100 million
0.61% on next $900 million
0.58% on next $3 billion
0.56% on excess

ANNUAL INVESTMENT ADVISORY FEE
PORTFOLIO	(as a percentage of average daily net assets)
Mid-Cap Growth	0.70% of first $4 billion
0.68% on excess

Real Estate	0.90% of first $100 million
0.82% on next $900 million
0.80% on next $3 billion
0.78% on excess

Long/Short Large-Cap	1.00% on the first $100 million
0.98% on excess

PACIFIC DYNAMIX PORTFOLIOS AND UNDERLYING PORTFOLIOS
ANNUAL INVESTMENT ADVISORY FEE
PORTFOLIO	(as a percentage of average daily net assets)
Pacific Dynamix – Conservative Growth	0.20%
Pacific Dynamix – Moderate Growth Pacific Dynamix – Growth

PD Large-Cap Value Index	0.14% of first $300 million
PD Large-Cap Growth Index	0.12% on excess
PD Small-Cap Value Index PD Small-Cap Growth Index

PD Aggregate Bond Index	0.16% of first $50 million
0.15% on next $50 million
0.14% on excess

PD High Yield Bond Index	0.35% of first $50 million
0.22% on next $50 million
0.14% on excess

PD International Large-Cap	0.25% of first $100 million
0.20% on excess

PD Emerging Markets	0.60% of first $50 million
0.35% on excess
EFFECTIVE: MAY 1, 2009
IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below on the date written above.
Pacific Life Fund Advisors LLC

By: Name:	/s/ James T. Morris James T. Morris	By: Name:	/s/ Audrey L. Milfs Audrey L. Milfs
Title:	President & CEO	Title:	Vice President & Secretary
Pacific Select Fund

By: Name:	/s/ James T. Morris James T. Morris	By: Name:	/s/ Audrey L. Milfs Audrey L. Milfs
Title:	Chairman and CEO	Title	Vice President & Secretary